Exhibit 10.25

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) dated as of February 11, 2016 to the Credit Agreement dated as of December 4, 2015 (the “Credit Agreement”) between Box, Inc., a Delaware corporation (“Borrower”), and HSBC Bank USA, National Association, a national banking association (the “Lender”).

W I T N E S S E T H :

WHEREAS, Section 8.01 of the Credit Agreement permits the Credit Agreement to be amended from time to time by Borrower and Lender; and

WHEREAS, Borrower and Lender have agreed to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

Section 2.Amendments.  Section 1.01 of the Credit Agreement is hereby amended by deleting clause (ii) of the defined term “Change in Control” in its entirety, and amending and restating such defined term to read as follows:

““Change in Control”:   Shall be deemed to have occurred if (i) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof), other than the Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or (ii) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of any Debt in an aggregate principal amount exceeding $5,000,000 to which the Borrower or any Subsidiary is a party.”

Section 3.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law principles which would result in the application of the law of another jurisdiction.

Section 4.Effectiveness.  This Amendment shall become effective on the date when each of Borrower and Lender shall have duly executed this Amendment.

Section 5.Borrower’s Representations and Warranties.  In order to induce Lender to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to Lender that the following statements are true, correct and complete:

a)Corporate Power and Authority.  Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

b)Authorization.  The execution, delivery and performance by Borrower of the Amended Agreement are within Borrower’s corporate powers, and have been duly authorized by all necessary corporate action.

c)No Conflict.  The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) violate Borrower’s charter, by-laws or other organizational document, (ii) violate any law or regulation (including Regulations T, U and X) applicable to Borrower or any order, judgment or decree of any court or governmental agency body binding on Borrower, (iii) result in a breach of or a default under, or result in or require the imposition of a Lien pursuant to any contract binding on Borrower, except to the extent the foregoing could not reasonably be expected to have a Material Adverse Effect, or (iv) violate any material agreement as to which Borrower is a party, except to the extent such violation could not reasonably be expected to result in the termination of such material agreement or otherwise have a Material Adverse Effect.

d)Governmental Consents.  The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not require any authorization or approval or other action by, nor notice to or filing with, any governmental authority or regulatory body.

e)Binding Obligation.  This Amendment has been duly executed and delivered by Borrower and this Amendment and the Amended Agreement constitute the binding obligations of Borrower, enforceable in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

f)Absence of Default.  No event or condition has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 6Miscellaneous.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

Section 7Fees and Expenses.  Borrower acknowledges that all costs, fees and expenses as described in Section 8.05 of the Credit Agreement incurred by Lender and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BOX, INC.

By:	/s/ Dylan Smith
Name:	Dylan Smith
Title:	CFO

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Mark Hillhouse
Name:	Mark Hillhouse
Title:	SVP

[Signature Page to Amendment No. 1 to Credit Agreement]